Contact:	Peter J. Cunningham
First Vice President, Investor Relations
516-327-7877
ir@astoriafederal.com

FOR IMMEDIATE RELEASE

ASTORIA FINANCIAL CORPORATION TO PRESENT AT
INVESTOR CONFERENCES

Lake Success, New York, February 17, 2010 -- Astoria Financial Corporation (NYSE: AF), announced that it will participate in investor conferences on February 24, 2010 and March 8, 2010 sponsored by Keefe, Bruyette & Woods and Raymond James & Associates, respectively.  Astoria's President and Chief Operating Officer, Monte N. Redman, will be presenting at each conference; the details of which are indicated below.

Keefe, Bruyette & Woods 2010 Bank Conference
Date:  February 24, 2010
Time:  3:15 p.m. (ET)

Raymond James & Associates 31st Annual Institutional Investors Conference
Date:  March 8, 2010
Time:  2:15 p.m. (ET)

A simultaneous webcast of management's presentation at each conference, including the slide presentation and any follow-up questions and answers, will be available on the Company's website, www.astoriafederal.com.  The Keefe, Bruyette & Woods presentation webcast will be archived on the Company's website and will be available through March 5, 2010. The Raymond James & Associates presentation webcast will also be archived on the Company's website and will be available through March 15, 2010.

Astoria Financial Corporation, with assets of $20.3 billion, is the holding company for Astoria Federal Savings and Loan Association.  Established in 1888, Astoria Federal, with deposits in New York totaling $12.8 billion, is the largest thrift depository headquartered in New York and embraces its philosophy of "Putting people first" by providing the customers and local communities it serves with quality financial products and services through 85 convenient banking office locations and multiple delivery channels, including its enhanced website, www.astoriafederal.com.  Astoria Federal commands the fourth largest deposit market share in the attractive Long Island market, which includes Brooklyn, Queens, Nassau, and Suffolk counties with a population exceeding that of 38 individual states.  Astoria Federal originates mortgage loans through its banking and loan production offices in New York, an extensive broker network covering sixteen states, primarily along the East Coast, and the District of Columbia, and through correspondent relationships covering seventeen states and the District of Columbia.

The webcast and slide presentation referenced in this news release may contain a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements may be identified by the use of such words as "anticipate," "believe," "could," "estimate," "expect," "intend," "outlook," "plan," "potential," "predict," "project," "should," "will," "would," and similar terms and phrases, including references to assumptions.

Forward-looking statements are based on various assumptions and analyses made by us in light of our management's experience and perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances.  These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  These factors include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may reduce interest margins or affect the value of our investments; changes in deposit flows, loan demand or real estate values may adversely affect our business; changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently; general economic conditions, either nationally or locally in some or all of the areas in which we do business, or conditions in the real estate or securities markets or the banking industry may be less favorable than we currently anticipate; legislative or regulatory changes may adversely affect our business; applicable technological changes may be more difficult or expensive than we anticipate; success or consummation of new business initiatives may be more difficult or expensive than we anticipate; or litigation or matters before regulatory agencies, whether currently existing or commencing in the future, may be determined adverse to us or may delay the occurrence or non-occurrence of events longer than we anticipate. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this document.

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